UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Tenneco Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Commencing on or after May 7, 2021, Tenneco Inc. will send the following communication to certain shareholders who expressly consented to receive communications and vote by proxy via the Internet. Your Vote Counts TENNECO INC. 2021 Annual Meeting Vote by May 13, 2021 According to our latest records, we have not received your voting instructions! Important proxy voting material is ready for your action. As an investor in this security, you have the right to vote on important issues. Make your voice heard now! Control Number: [insert control number] Account Number: [insert account number] Meeting Date: May 14, 2021 Ways to Vote Go to ProxyVote.com Call 1-800-454-8683 Control Number: [insert control number] Account Number: [insert account number] Meeting Date: May 14, 2021 At the Meeting

Important Materials : Proxy Statement 10-K Report Shareholder Letter Attend the Virtual Meeting Attend the Meeting For holders as of March 24, 2021 CUSIP: 880349105 Why Should I Vote? Make your voice heard on critical issues like board elections and executive compensation. The outcome of the vote can affect the value of your shares. (c) 1997-2021 Broadridge Financial Solutions Inc. P.O. Box 1310, Brentwood, NY 11717 ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners. Email Settings | Terms and Conditions | Privacy Statement

Commencing on or after May 7, 2021, Tenneco Inc. will send the following communication to certain team members. TENNECO INC. 2021 Annual Meeting Vote by May 13, 2021 Important proxy voting material is ready for your action. As an investor in this security, you have the right to vote on important issues. Make your voice heard now! Call 1-800-454-8683 Go to ProxyVote.com Ways to Vote

Control Number: You will need your 16-digit control number previously sent to you. Meeting Date: May 14, 2021 At the Meeting Ways to Vote Go to ProxyVote.com Call 1-800-454-8683 At the Meeting Important Materials : Proxy Statement 10-K Report Shareholder Letter Attend the Virtual Meeting Attend the Meeting For holders as of March 24, 2021 CUSIP: 880349105 Please contact Ashley Bancroft at [redacted] if you need assistance locating your unique control number. If you are not a holder of Tenneco Inc. common stock, this message does not apply to you.